UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Blvd., Suite 305,

Roslyn, New York, 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 21, 2020, Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with Nasdaq Continued Listing Rule 5550(a)(2), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share (the "Minimum Bid Price Rule"). Accordingly, the Company’s securities will be delisted from the Nasdaq Capital Market. In that regard, unless the Company requests an appeal of Nasdaq’s determination, trading of the Company’s common stock will be suspended at the opening of business on January 30, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

As previously disclosed in the Company's Current Report on Form 8-K filed on January 25, 2019, Nasdaq notified the Company that, based upon the closing bid price for the Company’s common stock for the 30 prior consecutive business day period, the Company no longer satisfied the Minimum Bid Price Rule, and that it had been provided a 180-calendar day grace period to regain compliance with that requirement, through July 22, 2019. This initial compliance due date had been extended through January 20, 2020 by Nasdaq after a second 180-calendar day grace period, as previously reported in the Company’s Current Report on Form 8-K filed on July 26, 2019.

In accordance with Nasdaq’s procedures set forth in the Nasdaq Listing Rule 5800 Series, the Company intends to appeal Nasdaq’s determination by requesting a hearing (the “Hearing”) before the Hearing Panel (the “Panel”) to seek continued listing. This Hearing request will stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision. The Company intends to submit its request to Nasdaq by the deadline of 4:00 p.m. Eastern Time on January 28, 2020.

The Company is diligently working to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market and intends to submit a plan to that effect to the Panel as part of the Hearing process, which should make any reverse-stock split unnecessary to achieve bid price compliance.  There can be no assurance that Nasdaq would accept the Company’s compliance plan, that the Company will be able to regain compliance with the Minimum Bid Price Rule, or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer

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